Exhibit 5.1

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP
Attorneys at Law

7 Times Square, New York, New York 10036-7311
T: (212) 297-5800 F: (212) 916-2940
info@daypitney.com

October 31, 2014

Independent Bank Corp.
288 Union Street
Rockland, MA 02370

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) by Independent Bank Corp., a Massachusetts corporation (the “Company”), relating to 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Securities”), to be offered pursuant to the Independent Bank Corp. 2014 Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

We have acted as counsel for the Company in connection with the proposed issuance and sale of the Securities and have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the Commonwealth of Massachusetts and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth. We have assumed that at the time of the issuance of the Securities under the Plan, the Company shall continue to have sufficient authorized and unissued shares of common stock reserved for issuance thereunder.

Based upon the foregoing and as of the date hereof, we are of the opinion that, when the issuance of the Securities has been duly authorized by all necessary corporate action of the Company and when the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Plan, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the Commonwealth of Massachusetts. We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Day Pitney LLP
DAY PITNEY LLP